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                                                                   EXHIBIT 10.21


                                March 6, 1997



McCaw International, Ltd.
1191 Second Avenue, Suite 1600
Seattle, Washington  98101


                 Re:  Motorola International Financing

Dear Sirs:

                 We refer to that certain Memorandum of Understanding entered into on or about November 12, 1996 (the "Memorandum of Understanding") captioned "MOTOROLA VENDOR FINANCING TEMPLATE", by and between McCaw International, Ltd. ("MIL") and Motorola, Inc. ("Motorola"), acknowledged and agreed to by Nextel Communications, Inc. ("Nextel"). Such Memorandum of Understanding, together with all attachments thereto and any and all term sheets or definitive agreements entered into to establish or reflect the terms and conditions of any credit available or indebtedness outstanding thereunder (being referred to collectively as the "Motorola International Financing Documents"). On the date hereof, the existing Motorola International Financing Documents contemplate that the worldwide amount of vendor equipment financing provided by Motorola (i) to Nextel and certain of its subsidiaries that are "Restricted Companies" (Nextel and such subsidiaries collectively, the "U.S. Borrowers") under the U.S. Vendor Agreement (as defined in the Memorandum of Understanding) and (ii) to MIL and certain of its designated affiliates (MIL and such affiliates collectively, the "MIL Group") under the Motorola International Financing Documents will be subject to a maximum aggregate limit of $400 million.

                 We hereby state our mutual understanding and agreement as follows:
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         (1)     Nextel commits that none of the U.S. Borrowers will borrow amounts under the U.S. Vendor Facility if, at the time of and giving effect to such borrowing and all other amounts then outstanding under the U.S. Vendor Facility, either (a) amounts borrowed from Motorola thereunder would exceed $400 million or
                 (b) as a result of such borrowing, the total of all amounts outstanding or then remaining available to the MIL Group under the Motorola International Financing Documents would be less than $95 million; and

         (2) MIL commits that no member of the MIL Group will, without the prior written consent of the Chief Financial Officer of Nextel, (a) borrow amounts under the Motorola International Financing Documents if, at the time of and giving effect to such borrowing and all other amounts then outstanding thereunder and all other amounts borrowed from Motorola and then outstanding under the U.S. Vendor Facility, the total of all amounts so borrowed from Motorola by members of the MIL Group and by the U.S. Borrowers, as appropriate, would exceed $400 million or (b) change, or consent to any change, in the $400 million aggregate worldwide outstandings limit set forth in the Memorandum of Understanding.

                 MIL and Nextel each understand and acknowledge that borrowings and access to funds under the U.S. Vendor Facility and under the Motorola International Financing Documents will be subject to the applicable terms and conditions set forth in those documents, and MIL specifically understands and agrees that, except as expressly set forth above, Nextel has no obligation, express or implied, to act or refrain from acting to assure satisfaction of any of the conditions to borrowing under any of the Motorola International Financing Documents or otherwise to assure that any member of the MIL Group will have or retain access any amount of financing thereunder.


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                          If the above accurately states our mutual
understandings and agreements on these topics, please so indicate by signing and returning the enclosed duplicate copy of this letter to the undersigned.


                                                 Very truly yours,

                                                 NEXTEL COMMUNICATIONS, INC.


                                                 By: /s/ THOMAS J. SIDMAN
                                                    ------------------------
                                                    Name: Thomas J. Sidman
                                                    Title: Vice President


                                                 MCCAW INTERNATIONAL, LTD.


                                                 By: /s/ DAVID E. ROSTOV
                                                    ------------------------
                                                    Name: David E. Rostov
                                                    Title: Senior Vice President




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